secfiles\s-8\EDS\part1-95.doc.1

As filed with the Securities and Exchange Commission on December 1, 1995.
                                                    Registration No. 33-

                         SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549-1004
                             --------------------------
                                      FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933
                             --------------------------

                             GENERAL MOTORS CORPORATION
               ------------------------------------------------------
               (Exact name of registrant as specified in its charter)

       STATE OF DELAWARE                               38-0572515
-------------------------------                    -------------------
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                    Identification No.)

    767 Fifth Avenue, New York, New York               10153-0075
3044 West Grand Boulevard, Detroit, Michigan           48202-3091
--------------------------------------------           ----------
(Address of Principal Executive Offices)               (Zip Code)

                                         EDS
                             DEFERRED COMPENSATION PLAN
                             ---------------------------
                              (Full title of the plan)

                     JAMES H. HUMPHREY, CHIEF ACCOUNTING OFFICER
                             General Motors Corporation
                 3044 West Grand Blvd., Detroit, Michigan 48202-3091
                                   (313) 556-4167
              --------------------------------------------------------
              (Name, address and telephone number, including area code,
                                of agent for service)

                           CALCULATION OF REGISTRATION FEE
   ===========================================================================
===
                                         Proposed     Proposed
                                          maximum      maximum
                             Amount      offering     aggregate     Amount of
Title of securities          to be       price per    offering    registration
  to be registered         registered      share*       price*         fee
   ------------------------ --------------  ---------  ------------  ---------
---

Class E Common Stock,
  $0.10 par value....... 2,000,000 shares  $49       $98,000,000   $33,793.10

Interests in EDS
  Deferred Compensation
  Plan**

   ===========================================================================
===
 *Estimated solely for the purpose of determining the registration fee.
**In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                       PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The documents listed below are incorporated by reference in this registration statement:

         (a)(1) The Annual Report on Form 10-K for the year ended December 31, 1994, which has been filed by General Motors Corporation ("GM") with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (2) the Annual Report on Form 11-K for the EDS Deferred Compensation Plan (the "Plan") for the year ended December 31, 1994, filed June 27, 1995 pursuant to Section 15(d) of the Exchange Act. The consolidated financial statements and financial statement schedule included in GM's Annual Report on Form 10-K for the year ended December 31, 1994, incorporated by reference herein, have been audited by Deloitte & Touche LLP (as to financial statements and the financial statement schedule of GM and as to the financial statements of GM Hughes Electronics Corporation) and by KPMG Peat Marwick LLP (as to financial statements of Electronic Data Systems Corporation and the financial statements of the EDS Deferred Compensation Plan included in the Annual Report on Form 11-K for the year ended December 31, 1994 for the Plan), independent auditors, as stated in their respective reports appearing therein, and have been so incorporated in reliance upon such reports given upon the authority of said firms as experts in accounting and auditing;

         (b) The Quarterly Reports on Form 10-Q for the quarters ended
March 31, 1995, June 30, 1995, and September 30, 1995 and Current Reports on Form 8-K dated March 3, 1995, March 13, 1995, March 24, 1995 (filed April 24,
1995), May 30, 1995, and October 2, 1995 (filed November 8, 1995) filed by GM pursuant to Section 13(a) of the Exchange Act; and

         (c) the description of GM Class E common stock, $0.10 par value ("Class E Stock"), contained in Article Fourth of the Restated GM Certificate of Incorporation, filed as Exhibit 3(i) to the GM Current Report on Form 8-K dated May 26, 1994, filed pursuant to Section 13 of the Exchange Act.

         All documents subsequently filed by GM pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the Class E Stock offered hereby has been passed upon by Martin I. Darvick, Attorney, Legal Staff of GM. Mr. Darvick owns shares of GM $1-2/3 Par Value Common Stock and has options to purchase additional shares of GM $1-2/3 Par Value Common Stock.

Item 6.  Indemnification of Directors and Officers.

         Under Section 145 of the Delaware Corporation Law, GM is empowered to indemnify its directors and officers in the circumstances therein provided.

         GM's Certificate of Incorporation, as amended, provides that no director shall be personally liable to GM or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to GM or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Under Article V of its By-Laws, GM shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("a proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of GM, or is or was serving at the request of GM as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. GM shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of GM. GM shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article V of the By-Laws or otherwise.
If a claim for indemnification or advancement of expenses by an officer or director under Article V of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by GM, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action GM shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article V of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of GM's Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

         GM is insured against liabilities which it may incur by reason of
Article V of its By-Laws. In addition, directors and officers are insured, at GM's expense, against some liabilities which might arise out of their employment and not be subject to indemnification under Article V of the By-Laws.

Item 6.  Indemnification of Directors and Officers (concluded).

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), is permitted to directors and officers of GM pursuant to the abovementioned provisions, or otherwise, GM has been informed that in the opinion of the Commission such indemnification is against public policy, as expressed in said Act, and is therefore unenforceable.

         Pursuant to a resolution adopted by the Board of Directors of GM on December 1, 1975, GM to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of GM, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974, as amended, or any amendatory or comparable legislation or regulation thereunder.

Item 8.  Exhibits.

Exhibit Number                                                        Page No.
--------------                                                        --------

 (4)(a) Restated Certificate of Incorporation of GM as amended to May 26, 1994, incorporated by reference to Exhibit 3(i) to the Current Report on Form 8-K of GM dated May 26, 1994, and Amendment to Article Fourth of the Certificate of Incorporation - Division III - Preference Stock, by reason of the Certificates of Designations filed with the Secretary of State of the State of Delaware on September 14, 1987 and the Certificate of Decrease filed with the Secretary of State of the State of Delaware on September 29, 1987, incorporated by reference to
         Exhibit 19 to the Quarterly Report on Form 10-Q of GM for the quarter ended June 30, 1990 in the Form SE of GM dated August 6, 1990; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on June 28, 1991, incorporated by reference to Exhibit 4(a) to Form S-8 Registration Statement of GM dated November 6, 1991 (Registration No. 33-43744) in the Form SE of GM dated November 1, 1991; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on December 9, 1991, incorporated by reference to
         Exhibit 4(a) to Form S-3 Registration Statement of GM dated January 27, 1992 (Registration No. 33-45216) in the Form SE of GM dated January 27, 1992; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on February 14, 1992, incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K of GM for the year ended December 31, 1991 in the Form SE of GM dated March 20, 1992; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on July 15, 1992, incorporated by reference to Exhibit 3(a)(2) to the Quarterly Report on Form 10-Q of GM for the quarter ended June 30, 1992 in the Form SE of GM dated August 10, 1992; and as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on December 15, 1992, incorporated by reference to
         Exhibit 4(a) to Form S-3 Registration Statement of GM dated
         January 25, 1993 (Registration
         No. 33-49309) in the Form SE of GM dated January 25, 1993. ..  N/A

                                 PART II (concluded)

Item 8.  Exhibits (concluded).

Exhibit Number                                                        Page No.
--------------                                                        --------

 (4)(b) By-Laws of GM as amended to October 2, 1995, incorporated by reference to Exhibit 3(ii) to the Current Report on Form 8-K of GM dated October 2, 1995. ................................  N/A

 (5)(a) Opinion and consent of Martin I. Darvick, Attorney, Legal Staff of GM, in respect of the legality of the securities to be registered hereunder.................................... II-8

    (b)  The registrant undertakes that it will submit or has
         submitted the Plan and any amendment thereto to the
         Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan..........................................  N/A

(23)(a)  Consent of Independent Auditors - Deloitte & Touche LLP......  II-9

    (b)  Consent of Independent Auditors - KPMG Peat Marwick LLP......  II-10

    (c)  Consent of Martin I. Darvick, Attorney, Legal Staff of
         GM, included in Exhibit 5(a) above...............              N/A

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of Michigan, on November 6, 1995.

                                             GENERAL MOTORS CORPORATION
                                             --------------------------
                                                    (Registrant)

                                      By
                                          /s/JOHN F. SMITH, JR.
                                           ----------------------------
                                            (John F. Smith, Jr., Chief
                                           Executive Officer, President
                                                     and Director)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on November 6, 1995 by the following persons in the capacities indicated.

        Signature                                     Title
        ---------                                     -----

                                       Chairman of the Board of Directors
------------------------------
(John G. Smale)


/S/JOHN F. SMITH, JR.                  Chief Executive Officer, President
------------------------------                   and Director
(John F. Smith, Jr.)


/s/J. MICHAEL LOSH                     Executive Vice President and)
------------------------------            Chief Financial Officer  )
(J. Michael Losh)                                                  )
                                                                   )
                                                                   )
/s/LEON J. KRAIN                            Vice President and     )Principal
------------------------------                Group Executive      )Financial
(Leon J. Krain)                                                    )Officers
                                                                   )
                                                                   )
/s/HEIDI KUNZ                               Vice President and     )
------------------------------                  Treasurer          )
(Heidi Kunz)                                                       )


/s/WALLACE W. CREEK                            Comptroller         )
------------------------------                                     )
(Wallace W. Creek)                                                 )
                                                                   )Principal
                                                                   )Accounting
                                                                   )Officers
/s/JAMES H. HUMPHREY                     Chief Accounting Officer  )
------------------------------                                     )
(James H. Humphrey)                                                )

         Signature                               Title
         ---------                               -----


/s/ANNE L. ARMSTRONG                            Director
--------------------------------
(Anne L. Armstrong)


/s/JOHN H. BRYAN                                Director
--------------------------------
(John H. Bryan)


/s/THOMAS E. EVERHART                           Director
--------------------------------
(Thomas E. Everhart)


/s/CHARLES T. FISHER, III                       Director
--------------------------------
(Charles T. Fisher, III)


/s/J. WILLARD MARRIOTT, JR.                     Director
--------------------------------
(J. Willard Marriott, Jr.)


/s/ANN D. MCLAUGHLIN                            Director
--------------------------------
(Ann D. McLaughlin)


/s/EDMUND T. PRATT, JR.                         Director
--------------------------------
(Edmund T. Pratt, Jr.)


/s/LOUIS W. SULLIVAN                            Director
--------------------------------
(Louis W. Sullivan)


/s/DENNIS WEATHERSTONE                          Director
--------------------------------
(Dennis Weatherstone)


/s/THOMAS H. WYMAN                              Director
--------------------------------
(Thomas H. Wyman)

                               SIGNATURES (concluded)

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the EDS Deferred Compensation Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on November 6, 1995.

                                      EDS DEFERRED COMPENSATION PLAN
                                      ------------------------------
                                                   (Plan)

                                    By

                                         /s/LESTER M. ALBERTHAL, JR.
                                         -------------------------
                                         (Lester M. Alberthal, Jr.,
                                          Chairman of the Board of
                                                 Directors)

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on November 6, 1995 by the following persons as members of the Administration Committee for the Retirement and Deferred Compensation Plans of EDS, the Committee thereunto duly appointed with full power and authority to construe, interpret and administer the said Plan.

          Signature                            Title
          ---------                            -----

/s/G. STUART REEVES                         Chairman
-------------------------
(G. Stuart Reeves)

/s/JOHN W. WROTEN, JR.                    Vice Chairman
-------------------------
(John W. Wroten, Jr.)

/s/JOHN A. BATEMAN                           Member
-------------------------
(John A. Bateman)

/s/H. PAULETT EBERHART                       Member
-------------------------
(H. Paulett Eberhart)

/s/D. GILBERT FRIEDLANDER                    Member
-------------------------
(D. Gilbert Friedlander)

/s/ULRICH HANSEN                             Member
-------------------------
(Ulrich Hansen)

/s/WILLIAM B. MOORE                          Member
-------------------------
(William B. Moore)

/s/JAMES C. RISSER                           Member
-------------------------
(James C. Risser)

/s/JAY R. SALEM                              Member
-------------------------
(Jay R. Salem)